UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 14, 2006
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On July 20, 2006, F5 Networks, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended June 30, 2006. The press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)   As previously announced, the Company’s Board of Directors (the “Board”) has formed a special committee of the Board (the “Special Committee”) to conduct a review of the Company’s practices relating to the granting of stock options. This review by the Special Committee, which is being assisted by independent legal counsel and forensic accountants, has not yet been completed, and the Special Committee has not communicated any final findings to the Company.
Although this review is ongoing, in the course of furnishing information to the Special Committee, the Company identified at least one occasion on which the accounting measurement date used in the Company’s financial statements for option awards granted to certain employees, officers and directors of the Company was different from the accounting measurement date called for under the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). In order to correct this accounting measurement date error, the Company expects to record an additional non-cash, stock-based compensation expense related to these options. In addition, because the Company believes that such expense is material under applicable SEC standards, the Company will restate its financial statements for fiscal years 2001 through 2005 and balance sheets for the first two quarters of fiscal 2006. The Company has not completed its assessment of the amount or effect of any such adjustments. However, any such adjustments are not expected to affect the Company’s current cash position or previously reported revenues, but will likely affect the Company’s income statements through fiscal 2005 and balance sheets through the present.
On July 18, 2006 the Audit Committee of the Board (the “Audit Committee”) determined, after consultation with management, that the Company’s financial statements and all earnings releases and similar communications relating to fiscal periods beginning on or after October 1, 2000, the first day of the Company’s fiscal year 2001, should no longer be relied upon. The Company intends to file its restated financial statements as soon as practicable pending completion of the Special Committee’s review of the Company’s stock option grants and related practices.
The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm; however, as the Special Committee’s review has not been completed, the final conclusions of its review are not yet known to the independent registered public accounting firm.
Any additional non-cash, stock-based compensation expense recorded for the periods in question would have the effect of decreasing income from operations, net income, and net income per share (basic and diluted) in periods in which the Company reported a profit, and increasing loss from operations, net loss, and net loss per share in periods in which the Company reported a loss. The Company presently believes that additional non-cash, stock-based compensation expenses under APB 25 will not likely affect the Company’s current cash position, or previously reported revenues and will be offset by corresponding increases in additional paid-in capital, thus leaving total shareholders’ equity unaffected.
Because the Special Committee’s review of the Company’s stock option grant practices has not been completed, it is possible that additional issues may be identified for one or more of the periods under review, including the possible findings that the amounts recorded as compensation expense for other options granted in the periods under review should be adjusted. Moreover, the Audit Committee may determine, prior to the completion of the Special Committee’s review, that the accounting of other historical stock option grants was incorrect. For this reason, the Company may determine that the financial statements issued by the Company with respect to additional fiscal periods beginning prior to October 1, 2000 should not be relied upon.
Additionally, the Company is evaluating Management’s Report on Internal Control Over Financial Reporting as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005. The Company has not yet completed its analysis of the impact of this situation on its internal controls over financial reporting.
On July 20, 2006, the Company issued a related press release announcing the expected restatement. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) On July 14, 2006, the Board approved an increase in the number of directors of the Company from six to seven and appointed Deborah Bevier to the Board as a Class II Director to fill the newly created vacancy. Ms. Bevier’s term on the Board will expire at the Annual Meeting of Shareholders to be held in 2007. A copy of the press release the Company issued on July 20, 2006 announcing the appointment of Ms. Bevier to the Board is attached to this report as Exhibit 99.2.
In connection with her appointment to the Board, a determination was made that Ms. Bevier is “an independent director as defined by the Nasdaq Marketplace Rules (as independence is currently defined in Rules 4200(a)(15) and 4350(d) therein). Ms. Bevier has been appointed to serve on the Special Committee that is reviewing the Company’s practices related to stock option grants and related matters. The other member of the Special Committee is A. Gary Ames.
As a member of the Board, Ms. Bevier will receive $30,000 per year as an annual retainer, as well as reimbursement of certain expenses in connection with attendance at Board meetings and Board committee meetings. In addition, she will receive $1,000 for each regular in-person Board meeting she attends and $750 for each in-person or teleconference Board committee meeting attended. Upon her appointment to the Board, Ms. Bevier received a one-time grant of 5,000 restricted stock units (“RSUs”) under the terms of the Company’s 2005 Equity Incentive Plan. These RSUs will fully vest, and the underlying shares of the Company’s common stock will be issued, on the day prior to the Annual Meeting of Shareholders to be held in 2007, subject to her continued service on the Board.
There are no arrangements or understandings between Ms. Bevier and any other person pursuant to which she was appointed as a director. Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Ms. Bevier, or members of her immediate family, had or will have a direct or indirect material interest, other than compensation that Ms. Bevier will receive as a non-employee director of the Company.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
99.1 Press Release of F5 Networks, Inc. dated July 20, 2006 announcing third quarter revenues and an expected restatement.
99.2 Press Release of F5 Networks, Inc. dated July 20, 2006 announcing the appointment of Deborah Bevier to the F5 Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.
(Registrant)

Date: July 20, 2006	By:	/s/ John McAdam

John McAdam
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of F5 Networks, Inc. dated July 20, 2006 announcing third quarter revenues and an expected restatement.

99.2	Press Release of F5 Networks, Inc. dated July 20, 2006 announcing the appointment of Deborah Bevier to the F5 Board of Directors.